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                                                                     Exhibit 5.2

             [Letterhead of Morris, James, Hitchens & Williams LLP]

                                 March 27, 2003

Nextel Capital Trust I
Nextel Capital Trust II
Nextel Capital Trust III
c/o Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia  20191

      Re: Nextel Capital Trust I, Nextel Capital Trust II and Nextel Capital Trust III

Ladies and Gentlemen:

      We have acted as special Delaware counsel for Nextel Communications, Inc., a Delaware corporation (the "Company"), Nextel Capital Trust I, a Delaware statutory trust ("Trust I"), Nextel Capital Trust II, a Delaware statutory trust ("Trust II"), and Nextel Capital Trust III, a Delaware statutory trust ("Trust III") (Trust I, Trust II and Trust III are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), solely for purposes of giving the opinions set forth herein. This opinion is being furnished to you at your request.

      For purposes of giving the opinions set forth below, our examination of documents has been limited to the examination of originals or copies furnished to us of the following:

      (a) The Certificate of Trust of Trust I, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 25, 2003;

      (b) The Certificate of Trust of Trust II, as filed in the office of the Secretary of State on March 25, 2003;

      (c) The Certificate of Trust of Trust III, as filed in the office of the Secretary of State on March 25, 2003;
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Nextel Capital Trust I
Nextel Capital Trust II
Nextel Capital Trust III
March 27, 2003
Page 2

      (d) The Trust Agreement of Trust I, dated as of March 25, 2003, between the Company and the trustee of Trust I named therein;

      (e) The Trust Agreement of Trust II, dated as of March 25, 2003, between the Company and the trustee of Trust II named therein;

      (f) The Trust Agreement of Trust III, dated as of March 25, 2003, between the Company and the trustee of Trust III named therein;

      (g) The Registration Statement on Form S-3, to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to, among other things, the Preferred Securities of each of the Trusts representing undivided beneficial interests in the assets of the respective Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities");

      (h) A form of Amended and Restated Trust Agreement for each of the Trusts (including Exhibits A and C thereto) attached as an exhibit to the Registration Statement (collectively, the "Trust Agreements" and individually, a "Trust Agreement"); and

      (i) A Certificate of Good Standing for each of the Trusts, dated a recent date, obtained from the Secretary of State.

      Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

      For purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

      With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
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Nextel Capital Trust I
Nextel Capital Trust II
Nextel Capital Trust III
March 27, 2003
Page 3

      For purposes of this opinion letter, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements will be and the Certificates of Trust are and will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom a Preferred Security is to be issued by the respective Trusts (collectively, the "Preferred Security Holders") of an appropriate certificate for such Preferred Security and the payment for such Preferred Security acquired by it, all in accordance with the applicable Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

      The opinions in this letter are limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the effect of or concerning matters involving the laws of any other jurisdiction, or rules, regulations, orders and decisions relating thereto, including, without limitation, the federal laws of the United States of America.

      Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C.Sections 3801, et seq.

      2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

      3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make
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Nextel Capital Trust I
Nextel Capital Trust II
Nextel Capital Trust III
March 27, 2003
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payments and provide indemnity and/or security as set forth in the applicable
Trust Agreement.

      We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other person or relied upon for any other purpose.

                                    Very truly yours,

                                    /s/ MORRIS, JAMES, HITCHENS & WILLIAMS LLP

RLS/fg